Exhibit 10.67

IRREVOCABLE STANDBY LETTER OF CREDIT APPLICATION AND LETTER OF CREDIT AGREEMENT

INTERNATIONAL OPERATIONS CENTER S.W.I.F.T. ADDRESS: CINAUS6L

☐ Southern California	☒ Northern California
555 South Flower Street, 24th Floor	2101 Webster Street, Ground Floor
Los Angeles, California 90071	Oakland, California 94612	Date: 8/14/2009

TO: CITY NATIONAL BANK (CNB)

We (Applicant) request you establish an Irrevocable Standby Letter of Credit on the following terms and conditions:

Advised by:	☐ Cable	☒ Overnight courier service	☐ Same day messenger service

ADVISING BANK (name and address)	APPLICANT (name and address)
LOOKSMART LTD.
625 2ND STREET
SAN FRANCISCO, CA 94107-1316

BENEFICIARY (name and address)	AMOUNT
KPMG LLP THREE CHESTNUT RIDGE ROAD MONTVALE, NEW JERSEY 07645-0435 ATTENTION: PRINCIPAL IN CHARGE; REAL ESTATE SERVICES	(indicate currency-i.e., USD, JPY, etc. and specify amount in figures)
USD 300,000.00
Expiry Date 11/1/2010
AT CITY NATIONAL BANK’S ISSUING OFFICE

available by Draft(s) at sight on CNB and accompanied by the following:

AS PER ATTACHMENT WHICH FORMS AN INTEGRAL PART OF THIS STANDBY LETTER OF CREDIT APPLICATION.

Except so far as otherwise expressly stated this letter of credit will be subject to (select one):

☒	International Standby Practices 1998 (ISP98), International Chamber of Commerce Pub. No. 590.

☐	Uniform Customs and Practice for Documentary Credits, 2007 Revision, ICC Publication No. 600 (UCP 600)

Standby Letter of Credit Issuance Fee: 1.00% per annum, 360 day basis.

APPLICANT’S AGREEMENT TO PAY CNB

Applicant agrees immediately upon CNB’s demand or if no demand is made then on 30 days disbursement, to repay to CNB the total amount of each disbursement by CNB under this Letter of Credit, together with interest thereon at the rate of 1.00 percent per year in excess of the Prime Rate. The “Prime Rate” shall mean the floating loan rate of CNB announced from time to time as its “Prime Rate”. Any change in the interest rate resulting from a change in the Prime Rate shall be effective on the effective date of change in the Prime Rate. Interest shall be calculated on a basis of a 360-day year and actual days elapsed. We further authorize you to charge, without further notice, our account, (or an account of any of us) for all such amounts when and as such are due and payable.

ID 01194E (Rev 08/2007)	Page 1 of 3	(094-01)

IRREVOCABLE STANDBY LETTER OF CREDIT APPLICATION AND LETTER OF CREDIT AGREEMENT

Applicant Name: LOOKSMART LTD.
Date: 8/14/2009	Amount:	USD 300,000.00
Beneficiary Name: KPMG LLP

The opening of this Letter of Credit is subject to the terms and conditions as set forth in the Standby Letter of Credit Agreement appearing below hereof to which we agree. We further agree that the Letter of Credit as issued shall include such revisions of the language set forth above as you deem necessary.

FORM INSTRUCTIONS

For Forms Completed Electronically: After entering all of the requested information, please print the completed form, and have the appropriate persons sign and date where indicated, and then return it to your CNB relationship manager. Please make a copy for your records. Completed forms are not to be sent by e-mail back to CNB as e-mail is not a secure method of sending business and personal identifying and financial information.

For Forms Printed and Completed Manually: After entering all of the requested information, have the appropriate persons sign and date where indicated, and then return it to your CNB relationship manager. Please make a copy for your records.

STANDBY LETTER OF CREDIT AGREEMENT

In consideration of your opening, at our request, a Letter of Credit, the terms and conditions of which appear above hereof we hereby agree as follows:

1. As to drafts under or purporting to be under the Letter of Credit, which are payable in lawful United States funds, we agree to pay you on demand at your issuing office in lawful United States funds, the amount of such draft(s) on the presentment to you thereof or, at your request in advance.

2. As to drafts under or purporting to be under the Letter of Credit, which are payable in foreign currency, we agree to pay you at your office on demand, the equivalent of each such draft in lawful United States funds at your then prevailing rate of exchange effective for sales of that other currency for cable transfer to the country of which it is the currency.

3. We also agree to pay to you any attorneys’ fees incurred in the enforcement of this Letter of Credit Agreement (herein called “the Agreement”), your service charge in accordance with your Schedule of Fees and Charges now existing or as hereafter adopted, and all other charges and expenses paid or incurred by you in connection therewith.

4. We agree to reimburse you for any losses and charges incurred by you or made against you in connection with this Agreement and related to the reevaluation or fluctuations in the exchange rate of any currency whether United States or any other.

5. We hereby convey and transfer to you a security interest in all goods, documents and instruments which shall come into your control or into your possession or that of any of your correspondents as the result of opening or in connection with any transactions under the Letter of Credit, which goods, documents and instruments are and shall be granted to you as security (a) for all payments made or to be made by you or your correspondents under the Letter of Credit; (b) for any interest, commission or other customary charges in relation to the Letter of Credit and (c) for any other obligations or liabilities (absolute or contingent) of us to you, which now exist or are hereafter created. Upon any default by us in any of the undertakings set forth in this Agreement, you are authorized to sell, under the provisions of the Commercial Code of the State of California, any or all goods, documents and instruments; in the event of any deficiency, we will pay the same to you immediately or in the event of any surplus, you shall pay the same to us or to the persons entitled thereto. In the event such described property should suffer any decline in value we will upon demand, deliver to you additional collateral to your satisfaction.

6. We agree that your rights and duties under the Letter of Credit are, except as otherwise expressly provided herein, governed by either the International Standby Practices 1998 (ISP98), International Chamber of Commerce Publication as in force as of the date of issuance of the Letter of Credit, or the Uniform Customs and Practice for Documentary Credits as in force as of the date of issuance of the Letter of Credit, as the case may be for the Letter of Credit issued by this request.

7. We agree that in the event of any amendments or modifications of the terms of the Letter of Credit, this Agreement shall be binding upon us with regard to the Letter of Credit so amended. You may (at your option) issue the requested Letter of Credit through a correspondent of your choice.

8. The users of the Letter of Credit shall be deemed our agents and we assume all risks of their acts of omissions. Neither you nor your correspondents shall be responsible for/or: the validity, sufficiency, or genuineness of documents, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the solvency or responsibility of any party issuing any documents; delay in arrival or failure to arrive of any documents; delay in giving or failure to give notice of arrival or any other notice; failure of any draft to bear adequate reference to the Letter of Credit; failure of documents to accompany any draft at negotiation, or failure of any person to note the amount of any draft on the reverse of the Letter of Credit, to surrender or take up the Letter of Credit or to send documents apart from drafts as required by the terms of the Letter of Credit, each of which provisions, if contained in the Letter of Credit itself, it is agreed may be waived by you; errors, or omissions, or interruptions or delays in transmission or delivery of any message by mail, cable, telegraph, wireless or otherwise; nor shall you be responsible for any error, neglect, or default of any of your correspondents; and none of the above shall affect, impair, or prevent the vesting of any of your rights or powers hereunder. In furtherance and extension and not in limitation of the specific provisions hereinbefore set forth, we agree that any action taken by you or any correspondent of you under or in connection with the Letter of Credit or relative drafts or documents, if taken in good faith, shall be binding on us and shall not put you or your correspondent under any resulting liability to us.

9. We agree at any time and from time to time, on demand, to deliver, convey, transfer, or assign to you, as security for any and all of our obligations and liabilities hereunder, and also for any and all other obligations and liabilities, absolute or contingent, due or to become due, which are or may at any time hereafter be owing to you, additional security of a value and character satisfactory to you, or to make such cash payment as you may require. We agree that all property belonging to us, or in which we may have an interest, conveyed, transferred, assigned, or paid to you, or coming into your possession or into the possession of anyone for you in any manner whatsoever, whether expressly as security, or for

ID 01194E (Rev 08/2007)	Page 2 of 3	(094-01)

IRREVOCABLE STANDBY LETTER OF CREDIT APPLICATION AND LETTER OF CREDIT AGREEMENT

Applicant Name: LOOKSMART LTD.
Date: 8/14/2009	Amount: USD 300,000.00
Beneficiary Name: KPMG LLP

safekeeping or otherwise including any items received for collection or transmission and the proceeds thereof, whether or not such property is in whole or in part released to us on trust of bailee receipt, is security for each and all such obligations and liabilities. We agree that upon our failure at all times to keep a margin of security with you satisfactory to you, or upon the making by us of any assignments for the benefit of creditors, or upon the filing of any voluntary or involuntary petition in bankruptcy by or against us, or upon any application for the appointment of a receiver of any of our property, or upon any act of bankruptcy or state of insolvency of us, or if you in good faith deem yourself insecure at any time, or upon the death of any of us, all of such obligations and liabilities shall become and be immediately due and payable without demand or notice notwithstanding any credit or time allowed to us, or any instrument evidencing any such obligation or otherwise; and each of us, and all of us, as to property in which we may have any interest, expressly authorize you in any such event, or upon our failure to pay any of such obligations or liabilities when it or they shall become or be made due, to sell all such property, in accordance with the Commercial Code of the State of California and to apply the net proceeds of such sale or sales, together with any balance of deposits and any sum credited by or due from you to us, in general accounts or otherwise, to the payment of all of our obligations or liabilities to you however arising.

10. Your rights specified in this Agreement are in addition to any created by statute or rule of law. You are expressly given the right to execute and file and record endorsements, assignments, financing statements, and other instruments in the name of any of us with respect to documents, property and interests relative to the Letter of Credit or any property of any of us in which you have a security interest which may at any time come into your possession under the Letter of Credit or by virtue of this Agreement. We agree to pay all expenses, filing fees and other charges incurred by you relative to the perfection or enforcement of your rights and security interests hereunder.

11. You shall not be deemed to have waived any of your rights hereunder, unless you or your authorized agent shall have signed such waiver, in writing. No such waiver unless expressly stated therein shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver.

12. We understand that any credit issued pursuant to this Agreement is the direct obligation of you established in favor of our designated beneficiaries. Once established, such credit is irrevocable and is not subject to recall or stop payment, and any claim or demand by us to stop payment thereunder is void and of no effect.

13. The word “property” as used in this Agreement includes goods, merchandise, securities, funds, choses in action, and any and all other forms of property, whether real, personal or mixed and any right or interest therein.

14. This Agreement incorporates the provisions on the reverse hereof. Time is of the essence. Acceptance by you of partial or delinquent payments or your failure to exercise any right, power or remedy shall not waive any obligation of us or modify this Agreement. You, your successors and assigns have all rights, powers and remedies herein and as provided by law, and may exercise the same and effect any set-off and proceed against any security for the obligations of us at any time notwithstanding any cessation of our liability or running of any statute of limitations, which we hereby waive to the fullest extent permitted by law. Notice to you must be given at the office of City National Bank to which this Letter of Credit and Agreement is addressed.

15. We hereby agree to pay all reasonable fees and costs incurred by you and arising out of any act or action you may take to enforce any provision of this Agreement or to enforce collection of any sums, payments or obligations owing from us to you.

16. If this Agreement is signed by one individual the terms, “we”, “our”, “us”, shall be read throughout as “I”, “my”, “me”, as the case may be. If this Agreement is signed by two or more parties, it shall be the joint and several Agreement of such parties.

Press ALT + Q to insert additional client signature blocks (Maximum of two additional blocks.)

FOR BANK USE ONLY:
APPROVAL OF CREDIT:	LOOKSMART LTD.
/s/ San Topham	Applicant Name
Lending Officer Signature	/s/ Edward F. West
San Topham 44502	Authorized Signature
Officer Name and Code	EDWARD F. WEST, PRESIDENT/CEO
Banking Office and No.	Print Name and Title
ACCOUNT TO BE DEBITED
☐ Banking Office G/L No. 11305000	133904355
☐ Customer Acct. No.	Social Security/Taxpayer I.D. No.

LOOKSMART LTD.
Applicant Name
/s/ S.C. Markowski
Authorized Signature
STEPHEN C MARKOWSKI, CFO
Print Name and Title

133904355
Social Security/Taxpayer I.D. No.

ID 01194E (Rev 08/2007)	Page 3 of 3	(094-01)

☐	CITY NATIONAL BANK	☒	CITY NATIONAL BANK
	INTERNATIONAL DEPT.		INTERNATIONAL DEPT.
	555 SOUTH FLOWER ST., 24TH FLOOR		2101 WEBSTER ST., GR. FL
	LOS ANGELES, CA 90071		OAKLAND, CA 94612
	SWIFT ADDRESS: CINAUS6L TLX No. 825717		TLX No. 825717
	TEL No.(213) 673-8620		TEL No. (510) 287-3193
	FAX No.(213) 673-8649		FAX No. (510) 287-3194

ISSUE DATE: AUGUST 21, 2009

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER 090820.OD.5443

BENEFICIARY:	KPMG LLP
THREE CHESTNUT RIDGE ROAD
MONTVALE, NEW JERSEY 07645-0435
ATTENTION: PRINCIPAL IN CHARGE
REAL ESTATE SERVICES

APPLICANT:	LOOKSMART LTD.
625 2ND STREET
SAN FRANCISCO, CA 94107-1316

AMOUNT:	USD 300,000.00

THREE HUNDRED THOUSAND EXACTLY U.S. DOLLARS

EXPIRY DATE AND PLACE:	NOVEMBER 1, 2010 AT CITY NATIONAL BANK,
INTERNATIONAL DEPT., LOS ANGELES, CALIFORNIA

GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR AVAILABLE FOR PAYMENT BY YOUR DRAFT(S) AT SIGHT DRAWN ON CITY NATIONAL BANK, INTERNATIONAL DEPARTMENT, LOS ANGELES, CALIFORNIA, AND ACCOMPANIED BY DOCUMENTS AS SPECIFIED BELOW:

1.	THIS ORIGINAL STANDBY LETTER OF CREDIT, AND AMENDMENT(S), IF ANY.

2.	BENEFICIARY’S SIGNED AND DATED STATEMENT WORDED AS FOLLOWS: “I, (INSERT NAME AND TITLE OF SIGNER), AN AUTHORIZED SIGNER FOR KPMG LLP (‘BENEFICIARY’) CERTIFY THAT:

(A)	LOOKSMART LTD. IS IN DEFAULT UNDER THAT CERTAIN SUBLEASE DATED (INSERT DATE) BETWEEN KPMG LLP, AS SUBLANDLORD, AND LOOKSMART LTD., AS SUBTENANT.

(B)	ALL APPLICABLE CURE PERIODS, IF ANY, UNDER THE SUBLEASE HAVE EXPIRED WITH RESPECT TO SUCH DEFAULT(S) AND

(C)	THE AMOUNT DRAWN UPON REPRESENTS A SUM WHICH IS DUE UNDER THE SUBLEASE, AND THAT KPMG LLP IS ENTITLED TO DRAW UNDER CITY NATIONAL BANK LETTER OF CREDIT NUMBER 090820.OD.5443 PURSUANT TO THE TERMS OF THE SUBLEASE.

OR

BENEFICIARY’S SIGNED AND DATED STATEMENT WORDED AS FOLLOWS: “I, (INSERT NAME AND TITLE OF SIGNER), AN AUTHORIZED SIGNER FOR KPMG LLP CERTIFY THAT WE ARE IN RECEIPT OF A WRITTEN NOTICE FROM CITY NATIONAL BANK OF ITS ELECTION NOT TO EXTEND THE LETTER OF CREDIT FOR AN ADDITIONAL PERIOD OF ONE YEAR AND, AS OF THE DATE OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER 090820.OD.5443

Member FDIC

DRAWING, WE HAVE NOT RECEIVED AN ACCEPTABLE REPLACEMENT LETTER OF CREDIT FROM LOOKSMART LTD. THEREFORE, PURSUANT TO THE TERMS OF THE SUBLEASE, WE ARE DRAWING THE AMOUNT OF (INSERT AMOUNT OF DRAWING) UNDER CITY NATIONAL BANK LETTER OF CREDIT NUMBER 090820.OD.5443”

SPECIAL CONDITIONS:

1.	PARTIAL DRAWINGS ARE ALLOWED.

2.	MULTIPLE DRAWINGS ARE ALLOWED.

3.	IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR AN ADDITIONAL PERIOD OF ONE (1) YEAR FROM THE EXPIRY DATE HEREOF OR ANY FUTURE EXPIRY DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY EXPIRATION DATE, WE SHALL NOTIFY THE BENEFICIARY IN WRITING BY OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD.

4.	THIS STANDBY LETTER OF CREDIT SHALL NOT BE AUTOMATICALLY EXTENDED BEYOND A FINAL EXPIRY DATE OF FEBRUARY 28, 2015.

5.	THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY BY THE BENEFICIARY. TRANSFER OF THIS LETTER OF CREDIT IS SUBJECT TO CITY NATIONAL BANK’S RECEIPT OF BENEFICIARY’S INSTRUCTIONS IN THE FULLY COMPLETED FORM ATTACHED HERETO AS EXHIBIT ‘A’, ACCOMPANIED BY THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY. SUCH TRANSFER REQUEST BY THE BENEFICIARY SHALL BE EFFECTIVE BY CITY NATIONAL BANK’S ENDORSEMENT OF THE TRANSFER OF THE ORIGINAL LETTER OF CREDIT AND ITS DELIVERY BY US TO THE TRANSFEREE. TRANSFER FEES ARE FOR ACCOUNT OF THE APPLICANT.

EACH DRAFT MUST STATE “DRAWN UNDER CITY NATIONAL BANK LETTER OF CREDIT NUMBER 090820.OD.5443”.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED IF PRESENTED FOR PAYMENT AT THE OFFICE OF CITY NATIONAL BANK, INTERNATIONAL DEPARTMENT, 555 SOUTH FLOWER STREET, 24TH FLOOR, LOS ANGELES, CALIFORNIA 90071 ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS CREDIT IS ISSUED SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998 (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

/s/ MARIA DE SENNA	/s/ DANIELLE LEE
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE
MARIA DE SENNA	DANIELLE LEE
ASSISTANT VICE PRESIDENT	INTERNATIONAL BANKING OFFICER

Member FDIC

[City National Bank logo]

FREMONT COMMERCIAL BANKING SERVICES

2201 WALNUT AVENUE, SUITE 190

FREMONT, CALIFORNIA 94538

PHONE 510-574-1905

FAX 510-574-1925

August 14, 2009

Looksmart, Ltd., a Delaware corporation

625 2nd Street

San Francisco, CA 94107

Attention: Edward F. West, President/CEO and Stephen C. Markowski, CFO

Re:	Irrevocable Standby Letter of Credit Application and Letter of Credit Agreement dated September 23, 2005 for Letter of Credit No. 050909.OD.3593, in the original amount of $968,403.60 (“L/C Reimbursement Agreement I”) executed by Looksmart, Ltd., a Delaware corporation (“Borrower”), in favor of City National Bank, a national banking association (“CNB”); and

Irrevocable Standby Letter of Credit Application and Letter of Credit Agreement dated August 14, 2009, in the original amount of $300,000.00 (“L/C Reimbursement Agreement III”), together with L/C Reimbursement Agreement I, the (“L/C Reimbursement Agreement”) executed by Looksmart, Ltd., a Delaware corporation (“Borrower”), in favor of City National Bank, a national banking association (“CNB”).

Dear Mr. West and Mr. Markowski:

Reference is made to the above-mentioned L/C Reimbursement Agreement. This letter is to confirm that the following additional terms and conditions will apply to the L/C Reimbursement Agreement. This letter supersedes and replaces in its entirety all previous supplemental terms letters between CNB and Borrower covering the same subject matter. Capitalized terms not defined in this letter have the meanings given them in the L/C Reimbursement Agreement. This letter is hereby incorporated into the L/C Reimbursement Agreement. In the event of any inconsistency between the terms of this letter and the terms of the L/C Reimbursement Agreement, the terms of this letter shall control.

A. ADDITIONAL EVENTS OF DEFAULT.

The following shall constitute additional Events of Default under the L/C Reimbursement Agreement:

1.	Failure of Borrower to furnish CNB, within the times specified, the following statements:

1.1	Copies of quarterly account statements from all brokerage firms and non-CNB financial institutions in which Borrower maintains accounts containing its Liquid Assets, within thirty (30) days after the end of each calendar quarter; and

1.2	Such additional information, reports and/or statements as CNB may, from time to time, reasonably request;

2.	Failure of Borrower to submit a Form 10-K or Form 10-Q on or before the filing deadlines set forth by the Securities and Exchange Commission;

Looksmart, Ltd.

August 14, 2009

3.	Failure of Borrower to either (i) maintain the following, or (ii) provide CNB with cash collateral in the amount due for the L/C Reimbursement Agreement, upon fifteen (15) days notice:

3.1	Tangible Net Worth of not less than $24,000,000.00 as of March 31, 2009 and at all times thereafter;

3.2	Liquid Assets of not less than $25,000,000.00 at all times;

4.	Borrower or any guarantor of the L/C Reimbursement Agreement materially defaults in the payment or performance of any obligation, or defaults under any provision of any contract or instrument pursuant to which any of such parties has incurred any obligation for borrowed money, any purchase obligation or any other liability of any kind to any person or entity, including CNB;

5.	Any sale or transfer of all or a substantial or material part of the assets of Borrower other than in the ordinary course of business, without CNB’s prior written consent;

6.	Failure of Borrower to pay and discharge all taxes, assessments, governmental charges and real and personal property taxes prior to the date upon which penalties are attached;

7.	Failure of Borrower to maintain in full force and effect insurance for its business, including, without limitation, fire, public liability, property damage, business interruption and extra expense and worker’s compensation, in amounts, in form and substance, and issued by an insurance company, acceptable to CNB, provided that CNB provides thirty (30) days written notice that said failure constitutes an Event of Default;

8.	Failure of Borrower to qualify for continued listing in the NASDAQ Global Market;

9.	Borrower creates, incurs, assumes or permits to exist any debt, except (a) debt to CNB and (b) trade Debt incurred in the ordinary course of business;

10.	Borrower sells, leases or otherwise disposes of any of Borrower’s assets or any Subsidiary’s assets, other than merchandise inventory in the ordinary course of business;

11.	Borrower makes loans or advances to any person except credit extended to employees or to customers in the ordinary course of its business;

12.	Borrower assumes, guarantees, endorses, contingently agrees to purchase or otherwise become liable for the obligation of any person including Borrower, a Subsidiary, or affiliate except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (b) contingent liabilities in favor of CNB;

13.	Borrower purchases or acquires the obligations or stock of, or any other interest in, any partnership, joint venture, limited liability company or corporation, except (a) direct obligations of the United States of America; and (b) investments in certificates of deposit issued by, and other deposits with, commercial banks organized under the United States or a State thereof having capital of at least One Hundred Million Dollars ($100,000,000.00);

14.	Borrower mortgages, pledges, hypothecates, grants or contracts to grant any security interest of any kind in any property or assets, to anyone except CNB;

Looksmart, Ltd.

August 14, 2009

15.	Borrower permits any involuntary liens to arise with respect to any property or assets including but not limited to those arising from the levy of a writ of attachment or execution, or the levy of any state or federal tax lien which lien will not be removed within a period of thirty (30) days;

16.	Borrower enters into any merger or consolidation, or acquire all or substantially all the assets of any person, except a Subsidiary may be merged into or consolidated with another Subsidiary or with Borrower;

17.	Borrower permits a default to occur under any document or instrument evidencing debt incurred under any indenture, agreement or other instrument under which such debt may be issued, or any event to occur under any of the foregoing which would permit any holder of the debt outstanding thereunder to declare the same due and payable before its stated maturity, whether or not such acceleration occurs or such default be waived.

B. DEFINITIONS.

For purposes of this letter, the following terms have the following meanings:

“Liquid Assets” shall mean the sum of cash, cash equivalents and Marketable Securities held in the Borrower’s name, including long-term investments managed by CNB with maturities less than twenty-four (24) months and excluding (i) assets in any retirement plan (including any profit-sharing plan, self-employed retirement plan, individual retirement account, annuity, etc.), (ii) any assets upon which there is any security interest, lien or encumbrance, and (iii) any securities or accounts which are not readily convertible into cash (such as restricted stock or hedge funds).

“Marketable Securities” shall mean bonds and other debt securities of United States corporations not falling within the definition of ‘margin stock’ with a credit quality rating of at least A- by Standard & Poors or A-3 by Moody’s; commercial paper with a credit quality rating of at least A-2 by Standard & Poors or P-2 by Moody’s obligations of the United States government or agencies thereof; and obligations of any state, territory, municipality or other local governmental subdivision or entity of the United States, with a credit quality rating of at least A- by Standard & Poor’s or A-3 by Moody’s.

“Prime Rate” means the rate most recently announced by CNB at its principal office in Beverly Hills, California as its “Prime Rate”. Any change in the interest rate resulting from a change in the Prime Rate will be effective on the day on which each change in the Prime Rate is announced by CNB.

“Subsidiary” shall mean any corporation, the majority of whose voting shares are at any time owned, directly or indirectly by Borrower and/or by one or more Subsidiaries.

“Tangible Net Worth” means the total of all assets, appearing on a balance sheet prepared in accordance with generally accepted accounting principals for Borrower and the Subsidiaries on a consolidated basis, minus (a) all intangible assets, including, without limitation, unamoritzed debt discount, Affiliate, employee and officer receivables or advances, goodwill, research and development costs, patents, trademarks, the excess of purchase price over underlying values of acquired companies, any covenants not to compete, deferred charges, copyrights, franchises and appraisal surplus; minus (b) all obligations, which are required by generally accepted accounting principals to be reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries; minus (c) the amount, if any, at which shares of stock of a non-wholly owned Subsidiary appear on the asset side of Borrower’s consolidated balance sheet, as determined in accordance with generally accepted accounting principals, minus (d) minority interests; and minus (e) deferred income and reserves not otherwise reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries.

Looksmart, Ltd.

August 14, 2009

C. ADDITIONAL TERMS AND CONDITIONS.

The following additional terms and conditions shall also apply to L/C Reimbursement Agreement I and L/C Reimbursement Agreement III, respectively.

1.	Fees for L/C Reimbursement Agreement I. Borrower shall pay to CNB a non-refundable fee equal to $8,000.00 upon each annual extension of the Letter of Credit referred to in L/C Reimbursement Agreement I.

2.	Fees for L/C Reimbursement Agreement III. Borrower shall pay to CNB a non-refundable fee equal to one percent (1%) per annum upon each annual extension of the Letter of Credit referred to in L/C Reimbursement Agreement III.

3.	Primary Deposit Accounts. Borrower agrees to maintain its primary deposit accounts with CNB.

If you agree to accept the terms of this letter and the L/C Reimbursement Agreement, please sign this letter, and return it to me on or before August 26, 2009.

Sincerely,

City National Bank, a national banking association

By:	/s/ Sanford Topham
Sanford Topham, Vice President

Accepted and Agreed To By:

Looksmart, Ltd., a Delaware corporation

By:	/s/ Edward F. West
Edward F. West, President/CEO

By:	/s/ Stephen C. Markowski
Stephen C. Markowski, CFO

Dated: _______________